UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 7, 2007

Cameron International Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13884	76-0451843
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1333 West Loop South, Suite 1700, Houston, Texas		77027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-513-3300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 7, 2007, the stockholders of Cameron International Corporation (the "Company") approved an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 150 million to 400 million. The increase will allow the Company to complete a previously announced 2-for-1 stock split to be effected in the form of a stock dividend.

On December 11, 2007, the Company filed the Certificate of Amendment with the Secretary of State of Delaware. A copy of the Certificate of Amendment is attached as Exhibit 3.1.

A press release issued December 7, 2007, is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Cameron International Corporation.

99.1 Press Release issued December 7, 2007 -- Cameron Stockholders Approve Share Increase; 2-For-1 Stock Split to be Effected December 28.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cameron International Corporation

December 11, 2007	By:	William C. Lemmer

Name: William C. Lemmer
Title: Senior Vice President, General Counsel & Secretary

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Exhibit Index

Exhibit No.	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Cameron International Corporation
99.1	Press Release issued December 7, 2007 -- Cameron Stockholders Approve Share Increase; 2-For-1 Stock Split to be Effected December 28